UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 29, 2018

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware 001-33143 04-3106389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York 10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on November 29, 2018 (the “Closing Date”), of the previously announced merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of March 1, 2018 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among AmTrust Financial Services, Inc. (the “Company”), Evergreen Parent, L.P. (“Parent”), a Delaware limited partnership, and Evergreen Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). On the Closing Date, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As noted in the Introductory Note, which is incorporated by reference herein, on the Closing Date, the Company completed the Merger. By virtue of the Merger, each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), that was issued and outstanding immediately prior to the time the Merger became effective (the “Effective Time”) (other than shares held by Merger Sub, Parent (including shares held by the Karfunkel-Zyskind Family and its affiliates, certain related parties and certain other parties, collectively the “Rollover Stockholders”) and by the Company in treasury (“Excluded Shares”), each share of Common Stock held by any wholly-owned Company subsidiary, and shares of Common Stock held by a holder who has demanded and perfected such holder’s right to appraisal of such shares in accordance with applicable law (“Dissenting Shares”)), were converted into the right to receive $14.75 in cash, without interest (the “Merger Consideration”), and were automatically canceled and have ceased to exist. Each share of Company common stock held by the Company as treasury stock or owned by Merger Sub or Parent immediately prior to the Effective Time was canceled without the right to receive any payment with respect thereto. Each share of Company common stock held by any wholly owned subsidiary of the Company immediately prior to the Effective Time remained outstanding in accordance with its terms. Each outstanding share of preferred stock of the Company issued and outstanding immediately prior to the Effective Time remains issued and outstanding and was unaffected by the Merger. The above description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Annex A-1 to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on May 4, 2018, as amended by Amendment No. 1 to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2018, each of which exhibits is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On the Closing Date, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the completion of the Merger and the Company’s intent to remove its Common Stock from listing on the Nasdaq. On November 29, 2018, Nasdaq filed with the SEC a Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Common Stock on the Nasdaq was suspended as of approximately 9:30 am EST on November 29, 2018. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.02	Unregistered Sales of Equity Securities.

On November 29, 2018, for no additional consideration, the Company issued to Parent, warrants representing the right to purchase in the aggregate common stock representing 10% of the common stock of the Company outstanding as of immediately after the Closing on a fully diluted basis exercisable at an exercise price per share equal to $12.39 (the “Warrants”). The Warrants will expire on November 29, 2028. The issuance of the Warrants was unregistered and was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by the Warrants, copy of which is filed as Exhibit 4.1 hereto and which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, each share of Common Stock held by any wholly-owned Company subsidiary and the Dissenting Shares, were converted into the right to receive the Merger Consideration and the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration, subject to the provisions set forth in the Merger Agreement.

Pursuant to the Merger Agreement and the terms therein, at the Effective Time: (a) each option to purchase Common Stock with an exercise price less than the Merger Consideration was canceled and converted into the right to receive an amount in cash per share equal to the difference between the exercise price and the Merger Consideration; (b) each option to purchase Common Stock with an exercise price equal to or greater than the Merger Consideration was canceled for no consideration; (c) each restricted stock unit (“RSU”) relating to shares of Common Stock, unless rolled over into the Company, was canceled and converted to the right to receive an amount in cash per share equal to the Merger Consideration on the original vesting date related to such RSU, and subject to satisfaction of the vesting conditions applicable to the RSU; (d) each rollover RSU will continue to vest in accordance with its terms and at the Effective Time was converted into the right to receive a number of shares of non-voting common stock of the Surviving Corporation, net of withholding, equal to the number of shares of Company common stock underlying the rollover RSU. Each holder of a rollover RSU will be entitled to exchange each share of non-voting common stock of the Surviving Corporation for one Class A limited partnership unit of Parent. If not so exchanged within 30 days, the Company will have the right to repurchase each non-voting common stock of the Company for $14.75 in cash.

Rollover Stockholders contributed to Parent such stockholders’ shares of Common Stock in exchange for equity interests of Parent and its general partner.

The information contained in Items 2.01, 3.01, 3.02 and 5.03 of this report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On November 29, 2018, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The members of the Karfunkel-Zyskind Family will continue to maintain a controlling interest in the Company through their rights to designate members to the board of managers of the general partner of Parent.

The aggregate consideration paid in connection with the Merger was $1,200,000,000, which was funded by equity financing from (a) Trident Pine Acquisition LP, a fund managed by Stone Point Capital, LLC (approximately $583.3 million), and (b) K-Z Evergreen, LLC, a Delaware limited liability company owned by the Karfunkel-Zyskind Family (approximately $291.6 million), (c) Madison Dearborn Partners ($125 million) and (d) Enstar Group Limited ($200 million).

The above description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Annex A-1 to the Company’s Definitive Proxy Statement filed on May 4, 2018, and as amended by Amendment No. 1 to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 7, 2018.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, upon the closing of the Merger, the directors of the Company immediately prior to the Effective Time became the directors of the Surviving Corporation as of immediately following the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

At the Effective Time of the Merger, pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company became the certificate of incorporation of the Surviving Corporation. In addition, the bylaws of the Company were amended to read the same as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation was changed to the name of the Company.

On November 28, 2018, the Company’s Board of Directors adopted an amendment to the Company’s amended and restated certificate of incorporation to allow for the issuance of non-voting common stock. This certificate of amendment was subsequently approved on November 29, 2018 by the Company’s sole stockholder, Evergreen Parent, L.P.

A copy of the certificate of amendment to the Company’s amended and restated certificate of incorporation and the amended and restated bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 8.01	Other Events.

On November 29, 2018, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Warrant issued on November 29, 2018

99.1	Press Release, dated November 29, 2018, issued by AmTrust Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date November 29, 2018

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary